Exhibit 99

Humana Reports Second Quarter 2011 Financial Results

  Second quarter EPS of $2.71 included $0.21 of favorable prior-period reserve development
  Full-year 2011 EPS raised to $7.50 to $7.60
  1H11 cash flows from operations of $957 million

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 1, 2011--Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended June 30, 2011 (2Q11) of $2.71, compared to $2.00 per share for the quarter ended June 30, 2010 (2Q10). For the six months ended June 30, 2011 (1H11) the company reported $4.57 in EPS compared to $3.52 for the six months ended June 30, 2010 (1H10). Comparison of operating results for these periods is affected by the items noted below:

Consolidated Results of Operations ($ in millions except EPS)	2Q11 Pretax Income	2Q10 Pretax Income	2Q11 EPS	2Q10 EPS
GAAP	$726.5	$535.9	$2.71	$2.00
Write-down of certain deferred acquisition costs, or DAC(a)	-	147.5	-	0.55
Favorable prior-period medical claims reserve development(b)	(55.1)	(117.0)	(0.21)	(0.44)
Non-GAAP(c)	$671.4	$566.4	$2.50	$2.11

Consolidated Results of Operations ($ in millions except EPS)	1H11 Pretax Income	1H10 Pretax Income	1H11 EPS	1H10 EPS
GAAP	$1,223.3	$952.8	$4.57	$3.52
Write-down of certain DAC(a)	-	147.5	-	0.55
Favorable prior-year medical claims reserve development(b)	(116.8)	(137.5)	(0.44)	(0.51)
Non-GAAP(c)	$1,106.5	$962.8	$4.13	$3.56

The company also today raised its EPS guidance for the year ending December 31, 2011 (FY11) to a range of $7.50 to $7.60 versus its previous estimate of $6.70 to $6.90. This increase in FY11 EPS guidance primarily reflects lower projected benefit expense ratios in the company’s Retail and Employer Group Segments partially offset by higher projected Medicare sales and marketing reinvestments as well as expenses designed to enhance the company’s Star ratings positioning and clinical initiatives.

“This quarter’s results demonstrate our on-going commitment to operational excellence across all of our lines of business, progress with our 15 Percent Solution and the continuation of low utilization of medical services primarily in our commercial business," said Michael B. McCallister, Humana’s chairman of the board and chief executive officer. “We believe the reinvestment spending we intend to make in the back half of 2011 will further position us for success in 2012 and beyond."

Consolidated Highlights

Revenues – 2Q11 consolidated revenues were $9.28 billion, an increase of 8 percent from $8.59 billion in 2Q10, with total premiums and services revenue also up 8 percent compared to the prior year’s quarter. The year-over-year increase in premiums and services revenue primarily reflected an increase in the revenues in both the company’s Retail and Health and Well-Being Services segments, partially offset by a decline in revenues in the company’s Employer Group segment.

1H11 consolidated revenues rose 9 percent to $18.47 billion from $16.97 billion in 1H10 with total premiums and services revenue also up 9 percent compared to the prior year’s period, driven primarily by the same factors as the second quarter year-over-year increase.

Benefit expenses – The 2Q11 consolidated benefit ratio (benefit expenses as a percent of premiums) of 82.2 percent increased by 20 basis points from 82.0 percent for the prior year’s quarter due primarily to lower favorable prior-period medical claims development than the prior year. The consolidated benefit ratio for 1H11 of 83.0 percent increased by 20 basis points from the 1H10 consolidated benefit ratio of 82.8 percent.

Favorable prior-period medical claims reserve development impacted the consolidated benefit ratio year-over-year comparisons as follows:

Consolidated Benefit Ratio	2Q11	2Q10	1H11	1H10
GAAP	82.2%	82.0%	83.0%	82.8%
Favorable prior-period medical claims reserve development(b)	0.6%	1.4%	0.6%	0.8%
Non-GAAP(c)	82.8%	83.4%	83.6%	83.6%

The year-over-year improvement in the non-GAAP consolidated benefit ratio for the second quarter reflects the company’s dedication to continual operational improvement. This non-GAAP metric was flat for the first half of the year versus the prior year’s period as a result of a significant increase in the company’s stand-alone prescription drug plan (PDP) membership for 2011. The stand-alone PDP product design carries a higher benefit ratio in the first quarter than other quarters throughout the year.

Operating costs – The consolidated operating cost ratio (operating costs as a percent of total revenues less investment income) of 13.0 percent for 2Q11 compares to 12.9 percent in 2Q10 primarily reflecting a 3 percent increase in the portion of the company’s revenues derived from its Health and Well-Being Services Segment, which carries a higher operating cost ratio than the company’s other business segments.

The 1H11 consolidated operating cost ratio of 13.4 percent increased 60 basis points from that for 1H10 of 12.8 percent primarily due to the same factor impacting the second quarter year-over-year comparison.

The write-down of certain DAC during 2Q10 impacted the consolidated year-over-year operating cost ratio comparisons as follows:

Consolidated operating cost ratio	2Q11	2Q10	1H11	1H10
GAAP	13.0%	12.9%	13.4%	12.8%
Write-down of certain DAC(a)	-	(1.8%)	-	(0.9%)
Non-GAAP(c)	13.0%	11.1%	13.4%	11.9%

The non-GAAP consolidated operating cost ratio increased versus the prior year for both the second quarter and first half of the year due to the company’s December 2010 acquisition of Concentra, Inc. (Concentra).

Retail Segment Highlights

Pretax results:

  Retail Segment pretax income of $503.1 million in 2Q11 compares to $325.9 million in 2Q10. This increase was primarily due to increased average membership. For 1H11, pretax earnings for the Retail Segment of $720.1 million increased by $129.3 million versus 1H10 pretax earnings for the segment of $590.7 million. Comparison of operating results for these periods was also affected by the items noted below:

Retail Segment Results ($ in millions)	2Q11 Pretax Income	2Q10 Pretax Income	1H11 Pretax Income	1H10 Pretax Income
GAAP	$503.1	$325.9	$720.1	$590.7
Write-down of certain DAC(a)	-	147.5	-	147.5
Favorable prior-period medical claims reserve development(b)	(38.0)	(39.6)	(71.7)	(119.9)
Non-GAAP(c)	$465.1	$433.8	$648.4	$618.3

Enrollment:

  Individual Medicare Advantage membership was 1,602,500 at June 30, 2011, an increase of 139,600 members, or 10 percent from 1,462,900 at June 30, 2010 primarily due to a successful enrollment season associated with the 2011 plan year. Individual Medicare Advantage membership has increased 141,800 or 10 percent through 1H11 from 1,460,700 at December 31, 2010.
  Membership in the company’s individual stand-alone Prescription Drug Plans (PDPs) was 2,408,700 at June 30, 2011, up 700,700 or 41 percent compared to 1,708,000 at June 30, 2010 and up 738,400 or 44 percent from 1,670,300 at December 31, 2010. These increases resulted from higher gross sales primarily during the 2011 enrollment season, particularly for the company’s low-price-point Humana-Walmart plan offering.
  HumanaOne medical membership increased to 403,700 at June 30, 2011, an increase of 32,200, or 9 percent, from 371,500 at June 30, 2010 and an increase of 31,400 or 8 percent, from 372,300 at December 31, 2010.
  Membership in individual specialty products(d) of 680,500 at June 30, 2011 increased 55 percent from 440,400 at June 30, 2010 and up 170,500 or 33 percent from 510,000 at December 31, 2010 driven primarily by increased sales in dental and vision offerings.

Premiums and services revenue:

  2Q11 premiums and services revenue for the Retail Segment were $5.40 billion, an increase of 12 percent from $4.82 billion in 2Q10. The increase was primarily the result of 9 percent higher average Medicare Advantage membership year over year.

Benefit expenses:

  The 2Q11 benefit ratio for the Retail Segment was 81.4 percent, an improvement of 10 basis points from 81.5 percent in 2Q10. Favorable prior-period reserve development impacted the year-over-year comparison of the benefit ratio for this segment as follows:

Retail Segment Benefit Ratio	2Q11	2Q10
GAAP	81.4%	81.5%
Favorable prior-period medical claims reserve development(b)	0.7%	0.8%
Non-GAAP(c)	82.1%	82.3%

Operating costs:

  The Retail Segment’s operating cost ratio of 9.1 percent in 2Q11 improved 240 basis points from 11.5 percent in 2Q10. The write-down of certain DAC during 2Q10 impacted the year-over-year comparison of the operating cost ratio for this segment as follows:

Retail Segment Operating Cost Ratio	2Q11	2Q10
GAAP	9.1%	11.5%
Write-down of certain DAC(a)	-	(3.0%)
Non-GAAP(c)	9.1%	8.5%

On a non-GAAP basis, the Retail Segment’s operating cost ratio increased year over year, primarily reflecting a higher percentage of the segment’s membership in the Humana Walmart-Preferred Rx Plan which carries a higher operating cost ratio than other stand-alone PDP products.

Employer Group Segment Highlights

Pretax results:

  Employer Group Segment pretax income of $108.4 million in 2Q11 compares to $107.8 million in 2Q10. For 1H11, pretax earnings for the Employer Group Segment of $247.2 million increased by $65.9 million versus 1H10 pretax earnings for the segment of $181.2 million. Favorable prior-period reserve development impacted the year-over-year comparisons of the pretax income for this segment as follows:

Employer Group Segment Results ($ in millions)	2Q11 Pretax Income	2Q10 Pretax Income	1H11 Pretax Income	1H10 Pretax Income
GAAP	$108.4	$107.8	$247.2	$181.2
Favorable prior-period medical claims reserve development(b)	(17.0)	(77.4)	(33.0)	(17.6)
Non-GAAP(c)	$91.4	$30.4	$214.2	$163.6

Enrollment:

  Group Medicare Advantage membership was 309,700 at June 30, 2011, an increase of 11,500 members, or 4 percent, from 298,200 at June 30, 2010, and an increase of 8,400 or 3 percent, from 301,300 at December 31, 2010.
  Group fully-insured commercial medical membership declined to 1,186,200 at June 30, 2011, a decrease of 109,200 or 8 percent, from 1,295,400 at June 30, 2010, and a decrease of 66,000 or 5 percent, from 1,252,200 at December 31, 2010. This decline primarily reflected the company’s continued dedication to pricing discipline in a highly competitive environment for large group business partially offset by small group business membership gains.
  Group administrative services only, or ASO, commercial medical membership declined to 1,313,600 at June 30, 2011, a decrease of 269,000 or 17 percent from 1,582,600 at June 30, 2010, and a decrease of 140,000 or 10 percent, from 1,453,600 at December 31, 2010. This decline reflected the loss of a large ASO account in July 2010 and a continuation of discipline in pricing services for self-funded accounts amid a highly competitive environment.
  Membership in Employer Group specialty products(d) of 6,669,600 at June 30, 2011 decreased 2 percent from 6,806,900 at June 30, 2010, and increased 152,100 or 2 percent, from 6,517,500 at December 31, 2010.

Premiums and services revenue:

  2Q11 premiums and services revenue for the Employer Group Segment were $2.30 billion, a decrease of 4 percent from $2.40 billion in 2Q10. The decrease was primarily the result of a 14 percent decline in average commercial group medical membership year-over-year.

Benefit expenses:

  2Q11 benefit ratio for the Employer Group Segment was 81.2 percent, unchanged from that for 2Q10. Favorable prior-period reserve development impacted the year-over-year comparison of the benefit ratio for this segment as follows:

Employer Group Segment Benefit Ratio	2Q11	2Q10
GAAP	81.2%	81.2%
Favorable prior-period medical claims reserve development(b)	0.8%	3.3%
Non-GAAP(c)	82.0%	84.5%

The 250 basis point year-over year improvement in the Employer Group Segment’s non-GAAP benefit ratio reflects a continuation of low utilization of medical services, particularly in the company’s commercial business, combined with a higher percentage of the segment’s membership in small group accounts which generally have a lower benefit ratio than larger group accounts.

Operating costs:

  The Employer Group Segment’s operating cost ratio of 16.8 percent in 2Q11 improved from 17.2 percent in 2Q10 primarily reflecting administrative scale efficiencies associated with a 5 percent increase in average fully-insured Medicare Advantage group membership.

Health and Well-Being Services Segment Highlights

Pretax results:

  Health and Well-Being Services Segment pretax income of $87.8 million in 2Q11 increased 73 percent compared to $50.9 million in 2Q10 reflecting growth in the company’s pharmacy solutions business as well as the addition of the Concentra business acquired in December 2010.
  For 1H11, pretax earnings for the Health and Well-Being Services Segment of $184.2 million increased by $85.1 million versus 1H10 pretax earnings for the segment of $99.1 million, reflecting the same factors as those affecting the quarterly year-over-year comparisons.

Revenues:

  Revenues of $2.73 billion in 2Q11 for the Health and Well-Being Services Segment increased 22 percent from $2.23 billion in 2Q10. This increase was primarily due to growth in the company’s pharmacy solutions business together with the December 2010 acquisition of the company’s Concentra business.

Operating costs:

  The Health and Well-Being Services Segment’s operating cost ratio of 96.1 percent in 2Q11 improved 130 basis points from 97.4 percent in 2Q10 reflecting scale efficiencies associated with growth in the company’s pharmacy solutions business together with the addition of the company’s Concentra operations which carries a lower operating cost ratio than other lines of business in this segment.

Balance Sheet

  At June 30, 2011, the company had cash, cash equivalents, and investment securities of $10.77 billion compared to $10.75 billion at March 31, 2011.
  Parent company cash and investments of $990.4 million at June 30, 2011 increased $622.6 million from $367.8 million at March 31, 2011 primarily due to dividends to the parent company from the operating subsidiaries being partially offset by share repurchases during the second quarter.
  Debt-to-total capitalization at June 30, 2011 was 18.0 percent, down 70 basis points compared to 18.7 percent at March 31, 2011 primarily driven by higher capitalization associated with second quarter earnings.

Cash Flows from Operations

  Cash flows provided by operations for 2Q11 totaled $161.2 million compared to $325.3 million in 2Q10. Cash flows provided by operations for 1H11 totaled $956.7 million compared to $1.08 billion in 1H10. The decline in cash flows from operations for both periods reflected changes in working capital more than offsetting higher earnings year over year.

Share Repurchase Program and Cash Dividend

  In April 2011, the company’s Board of Directors replaced its previous share repurchase authorization with a new authorization for share repurchases of up to $1 billion. During 2Q11, the company repurchased 2,549,200 of its outstanding shares at an average price per share of $78.51. As of June 30, 2011, approximately $800 million of the April 2011 share repurchase authorization was remaining, with an expiration date of June 30, 2013.
  In April 2011, the company’s Board of Directors also initiated a quarterly cash dividend policy. An initial cash dividend payment of $41.5 million, or $0.25 per share, for stockholders of record as of June 30, 2011, was paid on July 28, 2011.

Footnotes

(a) During 2Q10, the company recognized an impairment of deferred acquisition cost (DAC) assets associated with its Individual Major Medical line of business of $147.5 million. The related DAC included amounts associated with commissions, underwriting and other policy issuance costs. Given then impending changes to this business associated with health insurance reform, a substantial portion of the DAC was determined to be not recoverable from future income.

(b) Actuarial standards require the use of assumptions based on moderately adverse experience, which generally results in favorable reserve development, or reserves that are considered redundant. When the Company recognizes a release of the redundancy, we disclose the amount that is not in the ordinary course of business.

(c) The Company has included certain financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) in its summary of financial results within this earnings press release. The company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to both management and its investors in analyzing the company's ongoing business and operating performance. Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

(d) The company provides a full range of insured specialty products including dental, vision and other supplemental products. Members included in these products may not be unique to each product since members have the ability to enroll in multiple products. Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on at least 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in at least ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

  Health insurance reform legislation, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, increasing the company's medical and administrative costs by, among other things, requiring a minimum benefit ratio, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax; financial position, including the company's ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax is imposed as enacted, and if Humana is unable to adjust its business model to address this new tax, there can be no assurance that the non-deductible federal premium tax would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.
  If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.
  If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.
  If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect Humana’s proprietary rights to its systems, the company’s business may be materially adversely affected.
  Humana is involved in various legal actions and governmental and internal investigations, including without limitation, an ongoing internal investigation related to certain aspects of its Florida subsidiary operations, the outcome of any of which could result in substantial monetary damages, penalties, fines or other sanctions. Increased litigation or regulatory action and any related negative publicity could increase the company’s cost of doing business.
  Humana’s business activities are subject to substantial government regulation and related audits for compliance, including, among others, existing audits regarding Medicare risk adjustment data. New laws or regulations, or changes in existing laws or regulations or their manner of application, including the methodology that may be used by the government in implementing results of risk adjustment audits, could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and financial condition. In addition, as a government contractor, Humana is exposed to additional risks that may adversely affect the company’s business or the company’s willingness to participate in government health care programs.

  On February 25, 2011, the Department of Defense TRICARE Management Activity, or TMA, awarded the TRICARE South Region contract to Humana. On March 7, 2011, the competing bidder filed a protest of the award with the Government Accountability Office. Also on March 7, 2011, as provided in the Federal Acquisition Regulations, TMA issued a stop work order to Humana in connection with the award. On June 14, 2011, the GAO upheld the award of the contract to Humana and TMA subsequently lifted the stop work order. On June 21, 2011, the competing bidder filed a complaint in the United States Court of Federal Claims objecting to the award of the contract to Humana. That case is currently pending before the Court. As a result of the award of the TRICARE South Region contract to the company, Humana no longer expects a goodwill impairment to occur during the second half of 2011. Ultimate disposition of the contract award is, however, subject to the resolution of the complaint filed by the unsuccessful bidder.
  Any failure to manage administrative costs could hamper Humana’s profitability.
  Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.
  If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
  Humana’s home-delivery pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
  Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
  If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
  Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.
  Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
  Federal government contracts account for a substantial portion of Humana’s revenue and earnings. A delay by Congress in raising the federal government’s debt ceiling, should it occur, could lead to a reduction, suspension or cancellation of federal government spending that could, in turn, have a material adverse effect on Humana's business and profitability.
  Changes in economic conditions could adversely affect Humana’s business and results of operations.
  The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
  Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

  Form 10-K for the year ended December 31, 2010;
  Form 10-Q for the quarter ended March 31, 2011;
  Form 8-Ks filed during 2011.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being. By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replays of most recent earnings release conference calls;
  Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance information

Humana Inc. – Earnings Guidance Points as of August 1, 2011

(in accordance with Generally	For the year ending December 31, 2011	Comments
Accepted Accounting Principles)
Diluted earnings per common share	Full year 2011: $7.50 to $7.60	Excludes the impact of future share
(EPS)	Third quarter 2011: $1.95 to $2.05	repurchases
Anticipates 169 million weighted average
shares outstanding
Reflects income tax rate of approximately
36.5%
Revenues	Consolidated revenues: $36.5 billion to $37.0 billion	Includes expected investment income in the
range of $355 million to $365 million

	Total revenues:	Segment-level revenues include
	Retail Segment: $21.0 billion to $21.5 billion	intersegment amounts that eliminate in
	Employer Group Segment: $9.0 billion to $9.5 billion	consolidation
Health and Well-Being Services Segment: $11.0 billion to $11.3 billion
Other Businesses: $4.75 billion to $5.25 billion
Ending medical membership versus	Retail Segment:
prior year end	Medicare Advantage: Up 130,000 to 140,000
Medicare stand-alone PDPs: Up 800,000 to 850,000
Employer Group Segment:
Medicare Advantage: Up approximately 10,000
Commercial Fully Insured: Down 75,000 to 85,000
Commercial ASO: Down 160,000 to 170,000
Benefit ratios	Retail Segment: 82.5% to 83.5%	Benefit expenses as a percent of premiums
Employer Group Segment: 82.5% to 83.5%
Consolidated operating cost ratio	14.0% to 14.5%	Operating costs as a percent of total
revenues excluding investment income
Consolidated depreciation and	$300 million to $310 million	Approximately $35 million is expected to
amortization (cash flows)		be included in benefits expense on the
income statement
Consolidated interest expense	$110 million to $115 million
Detailed pretax results	Retail Segment: $1.25 billion to $1.35 billion
Employer Group Segment: $180 million to $210 million
Health and Well-Being Services Segment: $340 million to $370 million
Cash flows from operations	$2.0 billion to $2.2 billion
Capital expenditures	Approximately $280 million

Humana Inc.
Statistical Schedules
And
Supplementary Information
2Q11 Earnings Release

S-1

Humana Inc.
Statistical Schedules and Supplementary Information
2Q11 Earnings Release

Contents

Page	Description

S-3-4	Consolidated Statements of Income
S-5	2Q11 Segment Financial Information
S-6	2Q10 Segment Financial Information
S-7	Consolidated Balance Sheets
S-8-9	Consolidated Statements of Cash Flows
S-10	Key Income Statement Ratios and Segment Operating Results
S-11	Membership Detail
S-12-13	Premiums and Services Revenue Detail
S-14	Investments
S-15-17	Benefits Payable
S-18	Footnotes

S-2

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Three Months Ended June 30,
			Dollar	Percentage
	2011	2010	Change	Change
Revenues:
Premiums	$8,849,376	$8,376,751	$472,625	5.6%
Services	343,509	132,702	210,807	158.9%
Investment income	91,246	79,790	11,456	14.4%
Total revenues	9,284,131	8,589,243	694,888	8.1%
Operating expenses:
Benefits	7,269,768	6,869,096	400,672	5.8%
Operating costs	1,192,405	1,093,690	98,715	9.0%
Depreciation and amortization	67,781	64,381	3,400	5.3%
Total operating expenses	8,529,954	8,027,167	502,787	6.3%
Income from operations	754,177	562,076	192,101	34.2%
Interest expense	27,663	26,222	1,441	5.5%
Income before income taxes	726,514	535,854	190,660	35.6%
Provision for income taxes	266,227	195,778	70,449	36.0%
Net income	$460,287	$340,076	$120,211	35.3%

Basic earnings per common share	$2.76	$2.02	$0.74	36.6%
Diluted earnings per common share	$2.71	$2.00	$0.71	35.5%

Shares used in computing basic earnings per common share (000's)	167,021	168,472
Shares used in computing diluted earnings per common share (000's)	169,560	170,229

S-3

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Six Months Ended June 30,
			Dollar	Percentage
	2011	2010	Change	Change
Revenues:
Premiums	$17,615,667	$16,538,614	$1,077,053	6.5%
Services	678,451	265,722	412,729	155.3%
Investment income	180,731	165,245	15,486	9.4%
Total revenues	18,474,849	16,969,581	1,505,268	8.9%
Operating expenses:
Benefits	14,614,522	13,686,478	928,044	6.8%
Operating costs	2,448,248	2,154,547	293,701	13.6%
Depreciation and amortization	133,890	123,240	10,650	8.6%
Total operating expenses	17,196,660	15,964,265	1,232,395	7.7%
Income from operations	1,278,189	1,005,316	272,873	27.1%
Interest expense	54,891	52,536	2,355	4.5%
Income before income taxes	1,223,298	952,780	270,518	28.4%
Provision for income taxes	447,835	353,936	93,899	26.5%
Net income	$775,463	$598,844	$176,619	29.5%

Basic earnings per common share	$4.64	$3.56	$1.08	30.3%
Diluted earnings per common share	$4.57	$3.52	$1.05	29.8%

Shares used in computing basic earnings per common share (000's)	167,146	168,336
Shares used in computing diluted earnings per common share (000's)	169,547	170,154

S-4

Humana Inc.
2Q11 Segment Financial Information
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,555,163	$764,595	$-	$-	$-	$5,319,758
Medicare stand-alone PDP	601,345	1,911	-	77,184	-	680,440
Total Medicare	5,156,508	766,506	-	77,184	-	6,000,198
Fully-insured	206,291	1,216,601	-	-	-	1,422,892
Specialty	29,580	233,233	-	-	-	262,813
Military services	-	-	-	934,738	-	934,738
Medicaid and other (A)	-	-	-	228,735	-	228,735
Total premiums	5,392,379	2,216,340	-	1,240,657	-	8,849,376
Services revenue:
Provider	-	-	222,401	-	-	222,401
ASO and other (B)	3,894	86,657	-	27,945	-	118,496
Pharmacy	-	-	2,612	-	-	2,612
Total services revenue	3,894	86,657	225,013	27,945	-	343,509
Total revenues - external customers	5,396,273	2,302,997	225,013	1,268,602	-	9,192,885

Intersegment revenues
Services	-	3,317	2,073,686	-	(2,077,003)	-
Products	-	-	433,869	-	(433,869)	-
Total intersegment revenues	-	3,317	2,507,555	-	(2,510,872)	-
Investment income	18,949	11,793	-	13,371	47,133	91,246
Total revenues	5,415,222	2,318,107	2,732,568	1,281,973	(2,463,739)	9,284,131

Operating expenses:
Benefits	4,390,146	1,799,711	-	1,149,320	(69,409)	7,269,768
Operating costs	490,133	386,925	2,625,168	110,617	(2,420,438)	1,192,405
Depreciation and amortization	31,875	23,062	19,597	2,644	(9,397)	67,781
Total operating expenses	4,912,154	2,209,698	2,644,765	1,262,581	(2,499,244)	8,529,954
Income from operations	503,068	108,409	87,803	19,392	35,505	754,177
Interest expense	-	-	-	-	27,663	27,663
Income before income taxes	$503,068	$108,409	$87,803	$19,392	$7,842	$726,514

Benefit ratio	81.4%	81.2%		92.6%		82.2%
Operating cost ratio	9.1%	16.8%	96.1%	8.7%		13.0%

S-5

Humana Inc.
2Q10 Segment Financial Information
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,106,667	$778,542	$-	$-	$-	$4,885,209
Medicare stand-alone PDP	504,296	1,154	-	194,772	-	700,222
Total Medicare	4,610,963	779,696	-	194,772	-	5,585,431
Fully-insured	183,261	1,300,759	-	-	-	1,484,020
Specialty	19,668	224,093	-	-	-	243,761
Military services	-	-	-	885,368	-	885,368
Medicaid and other (A)	-	-	-	178,171	-	178,171
Total premiums	4,813,892	2,304,548	-	1,258,311	-	8,376,751
Services revenue:
Provider	-	-	2,891	-	-	2,891
ASO and other (B)	2,540	100,234	-	27,037	-	129,811
Pharmacy	-	-	-	-	-	-
Total services revenue	2,540	100,234	2,891	27,037	-	132,702
Total revenues - external customers	4,816,432	2,404,782	2,891	1,285,348	-	8,509,453

Intersegment revenues
Services	-	3,279	1,923,802	-	(1,927,081)	-
Products	-	-	306,983	-	(306,983)	-
Total intersegment revenues	-	3,279	2,230,785	-	(2,234,064)	-
Investment income	19,529	10,207	-	10,027	40,027	79,790
Total revenues	4,835,961	2,418,268	2,233,676	1,295,375	(2,194,037)	8,589,243

Operating expenses:
Benefits	3,923,278	1,870,910	-	1,127,876	(52,968)	6,869,096
Operating costs	555,035	414,505	2,176,392	115,248	(2,167,490)	1,093,690
Depreciation and amortization	31,710	25,097	6,411	3,129	(1,966)	64,381
Total operating expenses	4,510,023	2,310,512	2,182,803	1,246,253	(2,222,424)	8,027,167
Income from operations	325,938	107,756	50,873	49,122	28,387	562,076
Interest expense	-	-	-	-	26,222	26,222
Income before income taxes	$325,938	$107,756	$50,873	$49,122	$2,165	$535,854

Benefit ratio	81.5%	81.2%		89.6%		82.0%
Operating cost ratio	11.5%	17.2%	97.4%	9.0%		12.9%

S-6

Humana Inc.
Consolidated Balance Sheets
Dollars in thousands, except share amounts
	June 30,	December 31,	Sequential Change
	2011	2010	Dollar	Percent
Assets
Current assets:
Cash and cash equivalents	$1,567,824	$1,673,137
Investment securities	7,609,737	6,872,767
Receivables, net	1,546,392	959,018
Securities lending invested collateral	29,737	49,636
Other	721,537	583,141
Total current assets	11,475,227	10,137,699	$1,337,528	13.2%

Property and equipment, net	822,611	815,337
Long-term investment securities	1,592,919	1,499,672
Goodwill	2,577,511	2,567,809
Other	1,126,637	1,082,736
Total assets	17,594,905	16,103,253	$1,491,652	9.3%

Liabilities and Stockholders' Equity
Current liabilities:
Benefits payable	3,953,185	3,469,306
Trade accounts payable and accrued expenses	1,944,897	1,624,832
Book overdraft	217,287	409,385
Securities lending payable	35,536	55,693
Unearned revenues	204,859	185,410
Total current liabilities	6,355,764	5,744,626	$611,138	10.6%

Long-term debt	1,664,015	1,668,849
Future policy benefits payable	1,560,668	1,492,855
Other long-term liabilities	427,741	272,867
Total liabilities	10,008,188	9,179,197	$828,991	9.0%

Commitments and contingencies
Stockholders' equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	-	-
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 192,739,787 issued at June 30, 2011	32,123	31,707
Capital in excess of par value	1,897,852	1,737,207
Retained earnings	6,262,943	5,529,001
Accumulated other comprehensive income	189,030	120,584
Treasury stock, at cost, 25,910,263 shares at June 30, 2011	(795,231)	(494,443)
Total stockholders' equity	7,586,717	6,924,056	$662,661	9.6%
Total liabilities and stockholders' equity	$17,594,905	$16,103,253	$1,491,652	9.3%

Debt-to-total capitalization ratio	18.0%	19.4%

S-7

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands
	Three Months Ended June 30,
			Dollar	Percentage
	2011	2010	Change	Change
Cash flows from operating activities
Net income	$460,287	$340,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,092	69,290
Net realized capital (gains) losses	(1,183)	718
Stock-based compensation	11,203	12,288
Benefit from deferred income taxes	(5,934)	(60,405)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	(327,045)	(220,504)
Other assets	(63,880)	102,860
Benefits payable	13,127	122,690
Other liabilities	(2,107)	(26,905)
Unearned revenues	(14,145)	(26,238)
Other	15,798	11,441
Net cash provided by operating activities	161,213	325,311	($164,098)	-50.4%

Cash flows from investing activities
Acquisitions, net of cash acquired	(5,952)	(1,669)
Purchases of property and equipment	(58,700)	(52,399)
Purchases of investment securities	(715,509)	(1,233,819)
Proceeds from maturities of investment securities	332,404	580,244
Proceeds from sales of investment securities	278,174	546,116
Change in securities lending collateral	1,461	16,603
Net cash used in investing activities	(168,122)	(144,924)	($23,198)	-16.0%

Cash flows from financing activities
Receipts from CMS contract deposits	640,938	442,144
Withdrawals from CMS contract deposits	(635,529)	(377,327)
Change in book overdraft	(34,786)	3,878
Change in securities lending payable	(1,461)	(16,603)
Common stock repurchases	(211,884)	(50,199)
Excess tax benefit from stock-based compensation	6,156	530
Proceeds from stock option exercises and other	55,258	2,179
Net cash (used in) provided by financing activities	(181,308)	4,602	($185,910)	-4039.8%

(Decrease) increase in cash and cash equivalents	(188,217)	184,989
Cash and cash equivalents at beginning of period	1,756,041	1,813,993

Cash and cash equivalents at end of period	$1,567,824	$1,998,982

S-8

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands
	Six Months Ended June 30,
			Dollar	Percentage
	2011	2010	Change	Change
Cash flows from operating activities
Net income	$775,463	$598,844
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	150,583	132,046
Net realized capital gains	(5,109)	(7,976)
Stock-based compensation	40,978	39,627
Provision for (benefit from) deferred income taxes	21,418	(81,267)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	(587,374)	(501,482)
Other assets	(174,800)	73,683
Benefits payable	483,879	607,149
Other liabilities	202,069	219,163
Unearned revenues	19,449	(19,471)
Other	30,109	19,646
Net cash provided by operating activities	956,665	1,079,962	($123,297)	-11.4%

Cash flows from investing activities
Acquisitions, net of cash acquired	(10,952)	(1,669)
Purchases of property and equipment	(129,181)	(91,427)
Purchases of investment securities	(1,902,083)	(2,759,168)
Proceeds from maturities of investment securities	731,204	1,014,032
Proceeds from sales of investment securities	432,006	1,091,282
Change in securities lending collateral	20,157	74,809
Net cash used in investing activities	(858,849)	(672,141)	($186,708)	-27.8%

Cash flows from financing activities
Receipts from CMS contract deposits	1,254,847	880,252
Withdrawals from CMS contract deposits	(1,066,478)	(643,976)
Change in book overdraft	(192,098)	(134,548)
Change in securities lending payable	(20,157)	(74,809)
Common stock repurchases	(300,788)	(57,869)
Excess tax benefit from stock-based compensation	11,287	1,264
Proceeds from stock option exercises and other	110,258	7,259
Net cash used in financing activities	(203,129)	(22,427)	($180,702)	-805.7%

(Decrease) increase in cash and cash equivalents	(105,313)	385,394
Cash and cash equivalents at beginning of period	1,673,137	1,613,588

Cash and cash equivalents at end of period	$1,567,824	$1,998,982

S-9

Humana Inc.
Key Income Statement Ratios and Segment Operating Results
Dollars in thousands

	Three Months Ended June 30,				Six Months Ended June 30,
				Percentage				Percentage
	2011	2010	Difference	Change	2011	2010	Difference	Change
Benefit ratio
Retail	81.4%	81.5%	-0.1%		83.6%	82.7%	0.9%
Employer Group	81.2%	81.2%	0.0%		79.9%	81.7%	-1.8%
Other Businesses	92.6%	89.6%	3.0%		91.4%	89.5%	1.9%
Consolidated	82.2%	82.0%	0.2%		83.0%	82.8%	0.2%

Operating cost ratio (C)
Retail	9.1%	11.5%	-2.4%		9.5%	11.0%	-1.5%
Employer Group	16.8%	17.2%	-0.4%		17.5%	17.5%	0.0%
Health and Well-Being Services	96.1%	97.4%	-1.3%		95.9%	97.5%	-1.6%
Other Businesses	8.7%	9.0%	-0.3%		9.1%	9.6%	-0.5%
Consolidated	13.0%	12.9%	0.1%		13.4%	12.8%	0.6%

Detail of pretax income
Retail	$503,068	$325,938	$177,130	54.3%	$720,058	$590,720	$129,338	21.9%
Employer Group	$108,409	$107,756	$653	0.6%	$247,164	$181,233	$65,931	36.4%
Health and Well-Being Services	$87,803	$50,873	$36,930	72.6%	$184,176	$99,100	$85,076	85.8%
Other Businesses	$19,392	$49,122	($29,730)	-60.5%	$54,583	$86,346	($31,763)	-36.8%
Consolidated	$726,514	$535,854	$190,660	35.6%	$1,223,298	$952,780	$270,518	28.4%

S-10

Humana Inc.
Membership Detail
In thousands
	Ending	Average	Ending	Year-over-year Change		Ending	Sequential Change
	June 30, 2011	2Q11	June 30, 2010	Amount	Percent	March 31, 2011	Amount	Percent
Medical Membership:
Retail
Medicare Advantage	1,602.5	1,600.1	1,462.9	139.6	9.5%	1,594.8	7.7	0.5%
Medicare stand-alone PDPs	2,408.7	2,389.7	1,708.0	700.7	41.0%	2,353.1	55.6	2.4%
Medicare Supplement	52.9	51.8	35.6	17.3	48.6%	49.9	3.0	6.0%
Individual	403.7	398.1	371.5	32.2	8.7%	382.9	20.8	5.4%
Total Retail	4,467.8	4,439.7	3,578.0	889.8	24.9%	4,380.7	87.1	2.0%

Employer Group
Medicare Advantage	282.0	281.5	269.5	12.5	4.6%	280.7	1.3	0.5%
Medicare Advantage ASO	27.7	27.8	28.7	(1.0)	-3.5%	27.9	(0.2)	-0.7%
Medicare stand-alone PDPs	4.1	4.1	2.4	1.7	70.8%	4.1	-	0.0%
Fully-insured medical	1,186.2	1,185.1	1,295.4	(109.2)	-8.4%	1,178.5	7.7	0.7%
ASO	1,313.6	1,316.1	1,582.6	(269.0)	-17.0%	1,319.3	(5.7)	-0.4%
Total Employer Group	2,813.6	2,814.6	3,178.6	(365.0)	-11.5%	2,810.5	3.1	0.1%

Other Businesses
Military Services	3,015.2	3,013.6	3,030.7	(15.5)	-0.5%	3,012.9	2.3	0.1%
Medicaid and other	619.2	618.3	453.7	165.5	36.5%	619.3	(0.1)	0.0%
LI-NET	87.0	92.3	83.0	4.0	4.8%	98.5	(11.5)	-11.7%
Total Other Businesses	3,721.4	3,724.2	3,567.4	154.0	4.3%	3,730.7	(9.3)	-0.2%

Total Medical Membership	11,002.8	10,978.5	10,324.0	678.8	6.6%	10,921.9	80.9	0.7%

Specialty Membership:
Retail
Dental - fully-insured	512.5	491.6	326.7	185.8	56.9%	444.4	68.1	15.3%
Vision	70.8	67.8	44.8	26.0	58.0%	61.2	9.6	15.7%
Other supplemental benefits (D)	97.2	93.0	68.9	28.3	41.1%	84.9	12.3	14.5%
Total Retail	680.5	652.4	440.4	240.1	54.5%	590.5	90.0	15.2%

Employer Group
Dental - fully-insured	2,250.3	2,246.4	2,350.8	(100.5)	-4.3%	2,252.5	(2.2)	-0.1%
Dental - ASO	1,220.7	1,224.0	1,211.6	9.1	0.8%	1,229.8	(9.1)	-0.7%
Vision	2,227.0	2,216.7	2,397.3	(170.3)	-7.1%	2,194.1	32.9	1.5%
Other supplemental benefits (D)	971.6	974.5	847.2	124.4	14.7%	960.4	11.2	1.2%
Total Employer Group	6,669.6	6,661.6	6,806.9	(137.3)	-2.0%	6,636.8	32.8	0.5%

Total Specialty Membership	7,350.1	7,314.0	7,247.3	102.8	1.4%	7,227.3	122.8	1.7%

S-11

Humana Inc.
Premiums and Services Revenue Detail
Dollars in thousands, except per member per month

					Per Member per Month (E)
	Three Months Ended June 30,				Three Months Ended June 30,
			Dollar	Percentage
	2011	2010	Change	Change	2011	2010

Premiums and Services Revenue
Retail:
Medicare Advantage	$4,555,163	$4,106,667	$448,496	10.9%	$949	$936
Medicare stand-alone PDPs	601,345	504,296	97,049	19.2%	$84	$98
Individual	181,423	165,937	15,486	9.3%	$152	$149
Medicare Supplemental	24,868	17,324	7,544	43.5%	$160	$165
Specialty	29,580	19,668	9,912	50.4%	$15	$15
Services	3,894	2,540	1,354	53.3%
Total Retail	5,396,273	4,816,432	579,841	12.0%

Employer Group:
Medicare Advantage	764,595	778,542	(13,947)	-1.8%	$905	$966
Medicare stand-alone PDPs	1,911	1,154	757	65.6%	$155	$160
Fully-insured medical	1,216,601	1,300,759	(84,158)	-6.5%	$342	$331
Specialty	233,233	224,093	9,140	4.1%	$14	$13
Services	86,657	100,234	(13,577)	-13.5%
Total Employer Group	2,302,997	2,404,782	(101,785)	-4.2%

Health and Well-Being Services:
Pharmacy solutions	2,405,309	2,146,170	259,139	12.1%
Primary care services	264,216	34,662	229,554	662.3%
Home care services	18,346	7,963	10,383	130.4%
Integrated wellness services	44,697	44,881	(184)	-0.4%
Total Health and Well-Being Services	2,732,568	2,233,676	498,892	22.3%

Other Businesses:
Military services (F)	958,562	907,911	50,651	5.6%	$179	$168
LI-NET	77,184	194,772	(117,588)	-60.4%	$279	$414
Medicaid and other (G)	232,856	182,665	50,191	27.5%	$123	$131
Total Other Businesses	1,268,602	1,285,348	(16,746)	-1.3%

S-12

Humana Inc.
Premiums and Services Revenue Detail
Dollars in thousands, except per member per month

					Per Member per Month (E)
	Six Months Ended June 30,				Six Months Ended June 30,
			Dollar	Percentage
	2011	2010	Change	Change	2011	2010

Premiums and Services Revenue
Retail:
Medicare Advantage	$9,079,789	$8,165,834	$913,955	11.2%	$948	$938
Medicare stand-alone PDPs	1,158,817	1,007,809	151,008	15.0%	$82	$97
Individual	358,827	328,435	30,392	9.3%	$155	$148
Medicare Supplemental	48,352	33,643	14,709	43.7%	$160	$164
Specialty	55,355	37,190	18,165	48.8%	$15	$15
Services	6,767	5,341	1,426	26.7%
Total Retail	10,707,907	9,578,252	1,129,655	11.8%

Employer Group:
Medicare Advantage	1,561,349	1,536,355	24,994	1.6%	$927	$959
Medicare stand-alone PDPs	3,728	2,290	1,438	62.8%	$152	$159
Fully-insured medical	2,415,191	2,628,760	(213,569)	-8.1%	$341	$329
Specialty	462,884	446,241	16,643	3.7%	$14	$13
Services	179,203	199,357	(20,154)	-10.1%
Total Employer Group	4,622,355	4,813,003	(190,648)	-4.0%

Health and Well-Being Services:
Pharmacy solutions	4,862,375	4,257,396	604,979	14.2%
Primary care services	518,922	69,990	448,932	641.4%
Home care services	34,925	15,239	19,686	129.2%
Integrated wellness services	89,630	89,055	575	0.6%
Total Health and Well-Being Services	5,505,852	4,431,680	1,074,172	24.2%

Other Businesses:
Military services (F)	1,900,767	1,775,203	125,564	7.1%	$177	$164
LI-NET	153,080	269,148	(116,068)	-43.1%	$265	$355
Medicaid and other (G)	467,743	362,676	105,067	29.0%	$124	$131
Total Other Businesses	2,521,590	2,407,027	114,563	4.8%

S-13

Humana Inc.	Fair value
Investments
Dollars in thousands
	6/30/2011	3/31/2011	12/31/2010
Investment Portfolio:
Cash & cash equivalents	$1,567,824	$1,756,041	$1,673,137
Investment securities	7,609,737	7,420,959	6,872,767
Long-term investments	1,592,919	1,568,090	1,499,672
Total investment portfolio	$10,770,480	$10,745,090	$10,045,576

Duration (H)	3.84	3.88	3.96
Average Credit Rating	AA-	AA-	AA

Securities Lending Invested Collateral Portfolio:
Cash & cash equivalents	$29,737	$31,139	$24,638
Asset-backed securities	-	-	24,998
	$29,737	$31,139	$49,636

Average Credit Rating	AAA	AAA	AAA

Investment Portfolio Detail:
Cash and cash equivalents	$1,567,824	$1,756,041	$1,673,137
U.S. Government and agency obligations
U.S. Treasury and agency obligations	822,787	759,581	711,613
U.S. Government residential mortgage-backed	1,794,099	1,914,896	1,634,014
U.S. Government commercial mortgage-backed	29,937	28,999	29,165
Total U.S. Government and agency obligations	2,646,823	2,703,476	2,374,792
Tax-exempt municipal securities
Pre-refunded	329,598	333,889	343,913
Insured	628,344	590,676	597,165
Other	1,510,888	1,432,022	1,440,450
Auction rate securities	21,053	51,323	51,806
Total tax-exempt municipal securities	2,489,883	2,407,910	2,433,334
Residential mortgage-backed
Prime residential mortgages	46,684	49,044	52,474
Alt-A residential mortgages	2,002	2,080	2,178
Sub-prime residential mortgages	1,063	1,147	1,235
Total residential mortgage-backed	49,749	52,271	55,887
Commercial mortgage-backed	414,963	380,174	321,031
Asset-backed securities	117,385	142,605	149,751
Corporate securities
Financial services	984,504	939,511	891,390
Other	2,494,016	2,357,769	2,140,921
Total corporate securities	3,478,520	3,297,280	3,032,311
Redeemable preferred stocks	5,333	5,333	5,333
Total investment portfolio	$10,770,480	$10,745,090	$10,045,576

S-14

Humana Inc.
Detail of Benefits Payable Balance and Year-to-Date Changes
Dollars in thousands

	June 30,	March 31,	December 31,
	2011	2011	2010
Detail of benefits payable
IBNR and other benefits payable (I)	$2,907,995	$2,859,977	$2,753,141
Unprocessed claim inventories (J)	409,900	481,700	373,800
Processed claim inventories (K)	161,246	136,252	65,283
Payable to pharmacy benefit administrator (L)	142,046	160,963	21,902
Benefits payable, excluding military services	3,621,187	3,638,892	3,214,126

Military services benefits payable (M)	331,998	301,166	255,180
Total Benefits Payable	$3,953,185	$3,940,058	$3,469,306

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2011	June 30, 2010	December 31, 2010
Year-to-date changes in benefits payable, excluding military services (N)

Balances at January 1	$3,214,126	$2,943,379	$2,943,379

Incurred related to:
Current year	13,158,496	12,457,889	24,185,717
Prior years (O)	(284,256)	(345,310)	(434,015)
Total incurred	12,874,240	12,112,579	23,751,702

Paid related to:
Current year	(10,611,994)	(9,702,944)	(21,671,345)
Prior years	(1,855,185)	(1,825,022)	(1,809,610)
Total paid	(12,467,179)	(11,527,966)	(23,480,955)

Balances at end of period	$3,621,187	$3,527,992	$3,214,126

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2011	June 30, 2010	December 31, 2010
Summary of Consolidated Benefit Expense:
Total benefit expense incurred, per above	$12,874,240	$12,112,579	$23,751,702
Military services benefit expense	1,670,738	1,536,428	3,059,492
Future policy benefit expense (P)	69,544	37,471	305,875
Consolidated Benefit Expense	$14,614,522	$13,686,478	$27,117,069

S-15

Humana Inc.
Benefits Payable Statistics (Q)

Receipt Cycle Time (R)
	2011	2010	Change	Percentage Change
1st Quarter Average	13.8	13.8	0.0	0.0%
2nd Quarter Average	13.8	13.9	(0.1)	-0.7%
3rd Quarter Average	-	13.9	n/a	n/a
4th Quarter Average	-	13.6	n/a	n/a
Full Year Average	13.8	13.8	0.0	0.0%

Unprocessed Claims Inventories

Date	Estimated Valuation (000's)	Claim Item Counts	Number of Days on Hand
6/30/2009	$258,000	709,900	4.0
9/30/2009	$317,100	856,500	4.9
12/31/2009	$323,000	775,500	4.3
3/31/2010	$426,200	1,091,700	5.6
6/30/2010	$433,800	1,009,200	4.9
9/30/2010	$428,900	1,064,200	5.2
12/31/2010	$373,800	980,900	5.0
3/31/2011	$481,700	1,196,700	6.0
6/30/2011	$409,900	1,092,600	5.1

S-16

Humana Inc.
Benefits Payable Statistics (Continued) (Q)

Days in Claims Payable (S)

Quarter Ended	Days in Claims Payable (DCP)	Change Last 4 Quarters	Percentage Change	DCP Excluding Capitation	Change Last 4 Quarters	Percentage Change
6/30/2009	56.1	(1.1)	-1.9%	61.5	(1.8)	-2.8%
9/30/2009	56.2	(1.9)	-3.3%	62.7	(2.4)	-3.7%
12/31/2009	55.4	(4.0)	-6.7%	62.1	(4.4)	-6.6%
3/31/2010	54.2	(0.4)	-0.7%	60.8	(0.1)	-0.2%
6/30/2010	57.0	0.9	1.6%	64.3	2.8	4.6%
9/30/2010	57.8	1.6	2.8%	64.5	1.8	2.9%
12/31/2010	53.5	(1.9)	-3.4%	60.0	(2.1)	-3.4%
3/31/2011	55.5	1.3	2.4%	61.8	1.0	1.6%
6/30/2011	56.0	(1.0)	-1.8%	62.0	(2.3)	-3.6%

Year-to-Date Change in Days in Claims Payable (T)
			2011	2010
DCP - beginning of period			53.5	55.4
Components of change in DCP:
Change in unprocessed claims inventories			0.4	0.8
Change in processed claims inventories			1.5	0.3
Change in pharmacy payment cutoff			0.6	(2.9)
All other			-	(0.1)
DCP - end of period			56.0	53.5

S-17

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
2Q11 Earnings Release

(A) The Medicaid and other category includes the company’s Medicaid business as well as the closed block of long-term care.
(B) The ASO and other category is comprised of primarily ASO fees, with other ancillary services fees that each constitute one percent or less of the total.
(C) The operating cost ratio is defined as operating costs as a percent of total revenues excluding investment income.
(D) Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.
(E) Computed based on average membership for the period (i.e., monthly ending membership during the period divided by the number of months in the period).
(F) Military services revenues are generally not contracted on a per-member basis.
(G) Includes premiums associated with Medicaid and the closed block of long-term care as well as services revenue.
(H) Duration is the time-weighted average of the present value of the bond portfolio cash flows.
(I) IBNR represents an estimate of benefit expenses payable for claims incurred but not reported (IBNR) at the balance sheet date. The level of IBNR is primarily impacted by membership levels, benefit claim trends and the receipt cycle time, which represents the length of time between when a claim is initially incurred and when the claim form is received (i.e. a shorter time span results in lower reserves for claims IBNR). Other benefits payable includes amounts payable to providers under capitation arrangements.
(J) Unprocessed claim inventories represent the estimated valuation of claims received but not yet fully processed.
(K) Processed claim inventories represent the estimated valuation of processed claims that are in the post-claim-adjudication process, which consists of administrative functions such as audit and check batching and handling.
(L) The balance due to the company's pharmacy benefit administrator fluctuates as a result of the number of business days in the last payment cycle of the month.
Payment cycles are every 8 days (8th, 16th, and 24th of month) and the last day of the month.
(M) Military services benefits payable primarily consist of IBNR and to a lesser extent risk share payables to the Department of Defense and liabilities to subcontractors.
(N) The table excludes activity associated with military services benefits payable, because the federal government bears a substantial portion of the risk associated with financing the cost of health benefits. More specifically, the risk-sharing provisions of the military services contracts with the federal government and with subcontractors effectively limit profits and losses when actual claim experience varies from the targeted claim amount negotiated annually.
As a result of these contract provisions, the impact of changes in estimates for prior year military services benefits payable are substantially offset by the associated changes in estimates of revenue from health care services reimbursements. As such, any impact on the company's results of operations is reduced substantially, whether positive or negative.
(O) Amounts incurred related to prior years vary from previously estimated liabilities as the claims ultimately are settled. Negative amounts reported for incurred related to prior years result from claims being ultimately settled for amounts less than originally estimated (favorable development). There were no changes in the approach used to determine the company's estimate of claim reserves during the quarter.
(P) Future policy benefit expense has a related liability classified as a long-term liability on the balance sheet.
(Q) Benefits reserves statistics represents fully-insured medical claims data and excludes military services claims data and specialty benefits.
(R) The receipt cycle time measures the average length of time between when a claim was initially incurred and when the claim form was received. Receipt cycle time data for the company's largest claim processing platforms represent approximately 92% of the company's fully-insured medical claims volume. Pharmacy and specialty claims, including dental, vision and other supplemental benefits, are excluded from this measurement.
(S) A common metric for monitoring benefits payable levels relative to the benefit expense is days in claims payable, or DCP, which represents the benefits payable at the end of the period divided by average benefit expenses per day in the quarterly period. Since the company has some providers under capitation payment arrangements (which do not require a benefits payable IBNR reserve), the company has also summarized this metric excluding capitation expense. In addition, this calculation excludes the impact of the company's military services and stand-alone PDP business.
(T) DCP fluctuates due to a number of issues, the more significant of which are detailed in this rollforward. Growth in certain product lines can also impact DCP for the quarter since a provision for claims would not have been recorded for members that had not yet enrolled earlier in the quarter, yet those members would have a provision and corresponding reserve recorded upon enrollment later in the quarter. This analysis excludes the impact of military services and Medicare stand-alone PDPs upon DCP.

S-18

CONTACT:
Humana Inc.
Investor Relations:
Regina Nethery, 502-580-3644
Rnethery@humana.com
or
Corporate Communications:
Tom Noland, 502-580-3674
Tnoland@humana.com